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                                     WAIVER

                  This WAIVER with respect to that certain CREDIT AGREEMENT ("Waiver") is made as of July 10, 2000 by and among Archibald Candy (Canada) Corporation (the "Borrower") and Bank One Canada (formerly known as First Chicago NBD Bank, Canada) (the "Lender"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                                   WITNESSETH

                  WHEREAS, the Borrower and the Lender are parties to that certain Credit Agreement, dated as of July 30, 1999, as amended (the "Credit Agreement);

                  WHEREAS, the Borrower's affiliate, Archibald Candy Corporation, Bank One, NA and Fleet Business Credit Corporation are parties to that certain Amended and Restated Credit Agreement dated as of July 2, 1997, as amended (the "U.S. Credit Agreement").

                  WHEREAS, the Borrower has requested that the Lender provide a waiver under the Credit Agreement with respect to the Borrower's violation of the covenants set forth in SECTION 6.4 of the U.S. Credit Agreement as incorporated in the Credit Agreement in SECTION 8.3 thereof for the Fiscal Quarter ending in May, 2000;

                  WHEREAS, the Lender is willing to provide such a waiver on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender have entered into this Waiver.

         1. WAIVER. Effective as of the date hereof, subject to the satisfaction of the condition precedent set forth in SECTION 2 below, the Lender hereby agrees to waive the requirements of SECTION 8.3 of the Credit Agreement for the Fiscal Quarter ending in May, 2000.

         2. CONDITIONS OF EFFECTIVENESS. This Waiver shall become effective and be deemed effective as of the date hereof, if, and only if, the Agent shall have received four (4) duly executed originals of this Waiver from the Borrower and the Lenders.

         3. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. The Borrower hereby represents and warrant as follows:

                  (a) The Credit Agreement as previously executed constitutes the legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms.

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                  (b) Upon the effectiveness of this Waiver, the Borrower hereby
(i) represents that no Default or Unmatured Default exists, (ii) reaffirms all covenants, representations and warranties made in the Credit Agreement, and
(iii) agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Waiver.

         4. EFFECT ON THE CREDIT AGREEMENT. The execution, delivery and effectiveness of this Waiver shall neither, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

         5. COSTS AND EXPENSES. The Borrower agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys' fees and expenses charged to the Lender) incurred by the Lender in connection with the preparation, arrangement, execution and enforcement of this Waiver.

         6. HEADINGS. Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

         7. COUNTERPARTS. This Waiver may be executed by one or more of the parties to the Waiver on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         8. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Waiver. In the event an ambiguity or question of intent or interpretation arises, this Waiver shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Waiver.

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                  IN WITNESS WHEREOF, this Waiver has been duly executed as of the day and year first above written.

                                  ARCHIBALD CANDY (CANADA) CORPORATION


                                  By:      /s/ Thomas G. Kasvin
                                      ---------------------------------------
                                  Name:    Thomas G. Kasvin
                                  Title:   Vice President


                                  BANK ONE CANADA, as the Lender


                                  By:      /s/ Randall Taylor
                                      ---------------------------------------
                                  Name:    Randall Taylor
                                  Title:   SVP


                                  BANK ONE, NA, formerly
                                  known as The First National
                                  Bank of Chicago,
                                  individually and as Agent


                                  By:      /s/ Randall Taylor
                                      ---------------------------------------
                                  Name:    Randall Taylor
                                  Title:   SVP


                                  FLEET BUSINESS CREDIT CORPORATION,
                                  formerly known as Sanwa
                                  Business Credit Corporation


                                  By:      /s/ Donald A. Mastro
                                      ---------------------------------------
                                  Name:    Donald A. Mastro
                                  Title:   Vice President







                                   Signature Page to Waiver dated July 10, 2000




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